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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2001

Preview Systems, Inc.
(Exact name of Registrant as specified in its charter)

000-28329
(Commission File Number)

Delaware	77-0485517
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1195 West Fremont Boulevard
Sunnyvale, California 94087
(Address of principal executive offices, with zip code)

(408) 720-3500
(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Item 2. Acquisition or Disposition of Assets

    On May 17, 2001, Preview Systems, Inc., a Delaware corporation (the "Company"), executed an Asset Purchase Agreement (the "Agreement") with Aladdin Knowledge Systems, Ltd., an Israeli corporation ("Buyer"), to sell certain non-cash assets related to the Company's electronic software distribution business for an aggregate purchase price of approximately $5 million dollars. By the terms of the Agreement, the transaction will close after the approval by the Company's stockholders of the sale of these assets. Prior to execution of the Agreement, there has been no material relationship between Buyer and the Company or any of Company's officers, directors or affiliates.

    A copy of the Agreement dated as of May 17, 2001 is included herein as Exhibit 2.1, and is incorporated by reference into this Item 2.

Item 5. Other Events.

    On May 22, 2001, the Board of Directors (the "Board") of the Company authorized, subject to stockholder approval, the orderly winding up of the Company's business. In connection with the winding up process, the Board adopted a Plan of Liquidation and Dissolution (the "Plan"), subject to stockholder approval. The Board directed the Company to propose the approval of the Plan by the Company's stockholders at the 2001 Annual Meeting of Stockholders and set the Annual Meeting date for July 13, 2001 at 8:00 a.m. at the Marriott Hotel, 2700 Mission College Blvd., Santa Clara, California 95054.

    On May 22, 2001, the Board adopted resolutions (i) amending and restating the Company's Bylaws to reduce the number of authorized directors from seven (7) to six (6) to remove the vacancy created by the resignation of Mr. Gary Rieschel and (ii) assigning the remaining members of the Board into three classes as permitted under the Company's Certificate of Incorporation, which provides that after the Company qualifies for an exemption from Section 2115 of the California Corporations Code, the Board of Directors shall be divided into three classes, with staggered three-year terms. Effective January 2001, the Company qualified for an exemption from Section 2115 of the California Corporations Code. As disclosed in our final prospectus dated December 7, 1999 as filed with the Securities and Exchange Commission, Mr. Rieschel had been assigned to Class II, the term of such class expires upon the Company's upcoming 2001 Annual Meeting of Stockholders. In order to divide the directors into three classes, as nearly in equal in number as reasonably possibly, the Board reassigned Mr. R. Douglas Rivers from Class III to Class II. Accordingly, the current board is as follows:

Classes	Expiration of Term of Office (1)	Directors
Class I	Until the Company's 2003 Annual Meeting of Stockholders	Vincent Pluvinage
Bruce R. Bourbon
Class II	Until the Company's 2001 Annual Meeting of Stockholders	Gerard H. Langeler
R. Douglas Rivers
Class III	Until the Company's 2002 Annual Meeting of Stockholders	Donald L. Lucas
Jo Ann Heidi Roizen
(1)
Because the Company did not qualify for an exemption from Section 2115 of the California Corporations Code prior to the 2000 Annual Meeting of Stockholders, all members of the Board were nominated and reelected to serve on the Board of directors at that Annual Meeting.

    A copy of theCompany's Amended and Restated Bylaws is included herein as Exhibit 3.1 and is incorporated by reference into this Item 5.

    A press release dated May 25, 2001 announcing the 2001 Annual Meeting of Stockholders is included herein as Exhibit 99.1, and is incorporated by reference into this Item 5.

Item 7. Financial Statements and Exhibits

(a)
Financial Information.

    It is currently impracticable for the Company to provide the required financial statements. In accordance with Items 7(a)(4) and 7(b)(2) of the Instructions to Form 8-K, the Company will file such financial statements as soon as they are available, and in no event later than 60 days from the date of the required 8-K filing.

(b)
Exhibits.

2.1	Asset Purchase Agreement dated May 17, 2001, by and between the Company and Aladdin Knowledge Systems, Ltd.
3.1	The Bylaws of Preview Systems, Inc. as amended and restated effective May 22, 2001.
99.1	Press Release dated May 25, 2001 announcing the 2001 Annual Meeting of Stockholders.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREVIEW SYSTEMS, INC.
Date: May 25, 2001	By:	/s/ VINCENT PLUVINAGE Vincent Pluvinage Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Asset Purchase Agreement dated May 17, 2001, by and between the Company and Aladdin Knowledge Systems, Ltd.
3.1	Bylaws of Preview Systems, Inc. as amended and restated effective May 22, 2001.
99.1	Press Release dated May 25, 2001 announcing the 2001 Annual Meeting of Stockholders.

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Item 2. Acquisition or Disposition of Assets
Item 5. Other Events.
Item 7. Financial Statements and Exhibits
SIGNATURES
INDEX TO EXHIBITS